Exhibit 99
                             Selected Information
                    Relating to Series 1992-1 Certificates,
            Series 1992-2 Certificates, Series 1994-1 Certificates,
            Series 1995-1 Certificates, Series 1996-1 Certificates
             and Series 1996-2 Certificates from January 1, 1996
                             through June 30, 1996
                    ----------------------------------------

           Series 1991-1    Series 1992-2    Series 1994-1    Series 1995-1    Series 1996-1    Series 1996-2
           6 7/8% Auto      7 3/8% Auto      Floating Rate    6.50% Auto       5.50% Auto       Floating Rate
           Loan Asset       Loan Asset       Loan Asset       Loan Asset       Loan Asset       Loan Asset
           Backed           Backed           Backed           Backed           Backed           Backed
           Certificates     Certificates     Certificates     Certificates     Certificates     Certificates
           ------------     ------------     ------------     ------------     ------------     ------------




Interest
Paid       $ 34,375,000.02  $ 25,812,499.98  $ 28,840,526.67  $ 29,956,597.26  $ 17,166,666.67   $ 21,086,333.34

Servicing
Fee Paid   $  4,999,999.98  $  3,499,999.98  $  4,999,999.98  $  4,999,999.98  $  3,200,000.00      3,840,000.00











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